                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                October 28,1999
                                 Date of Report
                        (Date of Earliest Event Reported)

                          AQUA VIE BEVERAGE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              333 South Main Street
                              Ketchum, Idaho 83340
                    (Address of principal executive offices)

                                  208/622-7792
                          Registrant's telephone number

                         BARHILL ACQUISITION CORPORATION
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                         Former name and former address

Delaware                       0-24801                     82-0506425
(State or other                (Commission                 (I.R.S. Employer
jurisdiction of                File Number)                Identification No.)
incorporation)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 31, 1999 between Barhill Acquisition Corporation ("Barhill"), a Delaware corporation, and Aqua Vie Beverage Corporation, a Delaware corporation, all the outstanding shares of common stock of Barhill Acquisition Corporation were exchanged for 250,000 shares of common stock of Aqua Vie Beverage Corporation ("Aqua Vie" or the "Company") in a transaction in which Aqua Vie was the surviving company.

        The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Barhill and approved by the unanimous consent of the shareholders of Barhill on August 31, 1999. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Aqua Vie and by the consent of a majority of the shareholders of Aqua Vie on August 31, 1999.

        Prior to the merger, Barhill had 5,000,000 shares of common stock outstanding which shares were exchanged for 250,000 shares of common stock of Aqua Vie. By virtue of the merger, Aqua Vie acquired 100% of the issued and outstanding common stock of Barhill.

        Prior to the effectiveness of the merger, Aqua Vie had an aggregate of 22,741,664 shares of common stock issued and outstanding, and 3,897.689 shares of Series A preferred stock outstanding, $.001 par value, 4,987.444 shares of Series B preferred stock outstanding, $.001 par value, and no shares of Series C preferred stock outstanding, $.001 par value.

        Each share of Series A preferred stock is entitled to approximately 1,924.7 voting rights on all matters on which shareholders are entitled to vote and can be converted into shares of common stock at a ratio of approximately 1,924.7 shares of common stock for each share of Series A preferred stock. Series A preferred stock has a preference on dividends, liquidation and merger at approximately $300 per share.

        Each share of Series B preferred stock is entitled to approximately 11,548 voting rights on all matters on which shareholders are entitled to vote. Each Series B share can be converted into shares of common stock on a sliding scale geared to the market price of Aqua Vie's stock starting at a conversion ratio of approximately 1,924.7 shares of common stock for each Series B share when the common stock is trading at $2.00 per share to a maximum ratio of approximately 11,548 shares of common stock for each Series B share when the common stock is trading at $12.00 per share. Series B preferred stock has a preference on dividends, liquidation and merger at $30 per share.

        Both Series A and Series B preferred stock have adjustment provisions for sales of common stock by Aqua Vie at a price of less than $1.65 per share. Holders of both Series A and Series B preferred stock have a limited right to convert to shares of common stock over a period of 36 months from the date of issuance. 5% of the preferred stock may be converted after 12 months, an additional 10% may be converted after 24 months, and the remainder after 36 months. The outstanding preferred shares were issued in October 15, 1998, and up to 5% of both the Series A and Series B preferred shares may be converted commencing October 15, 1999.

        The Company may require conversion on various events, including the election of 51% of the preferred shares outstanding to convert, an acquisition, merger or other action by the Company, after the closing of a public underwriting of $10,000,000, after the Company shall have a net worth of $10,000,000, or after the common stock has been traded on the Nasd Market System for at least three months. In the event of a mandatory conversion at the election of the Company, any enhanced voting rights or increased conversion rights will be fixed at the time of conversion.

        Upon effectiveness of the merger, Aqua Vie had an aggregate of 22,741,664 shares of common stock outstanding.

        The officers of Aqua Vie will continue as officers of the successor issuer. See "Management" below. The officers, directors, and by-laws of Aqua Vie will continue without change as the officers, directors, and by-laws of the successor issuer. Pursuant to the Merger Agreement, the Certificate of Incorporation was amended to increase the number of authorized shares of common stock from 50,000,000 to 120,000,000, to permit increases or decreases in the authorized number of shares of a class without class approval, and to elect not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.

        A copy of the Merger Agreement was previously filed and is incorporated in its entirety herein by reference to that previous filing. The foregoing description is modified by such reference.

          (b) The following table contains information regarding the shareholdings of Aqua Vie's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the preferred stock and/or warrants held by each such person or entity):

                             Amount of Common       Preferred Stock      Percent of
                             Stock Beneficially     Voting               Common Stock
Name                         Owned (1)              Rights               Beneficially Owned (2)

Thomas Gillespie (3)             2,053,829            57,596,001               68.8%
President, Director

Joseph J. Wozniak (4)                    0             2,584,435               3%
Director


All directors and                2,053,829            60,180,436             71.8%
executive officers as
a group (2 persons)

* Less than 1% percent

(1) Based upon 22,741,664 outstanding shares of common stock (subsequent to the effectiveness of the merger).

(2) Assumes exercise of warrants, options or other rights to purchase securities held by the named shareholder exercisable within six months of the date hereof.

(3) All 4,987.444 outstanding Series B preferred stock is owned by Brace Foundation Trust on behalf of seven members of the Gillespie family, including Thomas Gillespie, who may be deemed to be the beneficial owner of all the shares. The 4,987.444 Series B preferred shares have voting rights equal to 57,596,001 common shares.

(4) Mr. Wozniak holds 1,343 shares of Series A preferred stock which have voting rights equal to 2,584,435 common shares.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Merger Agreement was negotiated between Barhill and Aqua Vie.

        In evaluating Aqua Vie as a candidate for the proposed merger, Barhill used criteria such as the value of the assets of Aqua Vie, its spring water beverage products taste and design, its trademarks, the demand and use of bottled spring water, the increased use of the Internet as a sales market, Aqua Vie's current business operations and anticipated operations, and Aqua Vie's business name and reputation. Barhill determined that the consideration for the merger was reasonable.

        (b) Aqua Vie intends to continue developing and marketing its flavored water beverage business with the further development, marketing, and distribution of its naturally flavored spring water and the possible development of additional lines of beverage products.

BUSINESS

        Aqua Vie is a development stage company that has developed and is marketing several flavors of bottled spring water. Aqua Vie Beverage Corporation, a Delaware corporation, was incorporated on July 30, 1998 and was formed as a successor to BEVA Corporation, a Delaware corporation whose assets were liquidated in bankruptcy in 1997, in a transaction under Section 251(g) of the Delaware Business Corporation Law completed October 14, 1998. BEVA Corporation is a wholly owned subsidiary of Aqua Vie.

        Although there is intense competition in the bottled water market by companies far larger and better capitalized than Aqua Vie, management believes the flavors and natural quality of its products will allow it to compete successfully with other sources of bottled water. There is no assurance that Aqua Vie will be able to successfully compete with other bottled water products.

CURRENT OPERATIONS

        Aqua Vie develops, bottles and distributes naturally flavored bottled spring water offering such flavors as Avalanche (pear and guava flavored spring water), Bamboo (cherry flavored spring water), Paradise (orange and peach flavored spring water), Harvest (strawberry flavored spring water) and other flavors. These product lines and formulations were acquired in the purchase of assets from the predecessor company in liquidation. There are three additional beverage product lines that are currently being developed. Aqua Vie currently utilizes the Internet to generate sales and maintains an Internet web site at http://www.aquavie.com.

        Aqua Vie has bottling and labeling arrangements with Lyons Magnus Company, a large contract bottler located in Fresno California, and arrangements for foreign bottling in France. Sales to date have been minimal, and the Company has a small inventory of product which it is utilizing for marketing purposes. Additional capital will be required to support the inventory required for robust sales.

SUPPLIERS

        Aqua Vie has three primary suppliers for its product: Lyons-Magnus, a contract bottler company, Fresno, California, International Flavors & Fragrances, a beverage syrup company, Dayton, New Jersey, and Seal-It, a shrink wrap label company, Farmingdale, New York. The bottler has to be considered as a single or limited source as Aqua Vie utilizes the aseptic bottling process and it is one of the few bottlers which has this capability in the United States.

        Shipments of bottled spring water are sent directly from warehouses proximate to the bottling companies. The aseptic bottling process, utilized by Aqua Vie, eliminates the use of preservatives. There are a limited number of bottlers in the United States which have the aseptic bottling process available. Aqua Vie intends to select its bottlers upon availability of the aseptic bottling system and geographic location.

RAW MATERIALS

        Aqua Vie utilizes readily available standard PET bottles and sportscaps as its bottling medium. The main volume of the product is still water which is generally readily available. The shrink wrap labels are available from several major sources. The shrink wrap label supplier selected by the Company provides the best combination of label quality, delivery schedule and pricing break points for volume purchases. The main ingredient is the all natural flavored syrups which gives the product its unique tastes and qualities. The main supplier of the syrup is International Flavors and Fragrances which is a large flavor house, although several flavors are furnished by another flavor source.

MARKETING

        The company currently has distribution arrangements with BMS in Saudi Arabia, H.A. Cosmos in Israel, and Sunryel Nutrition in China. In the U.S., the company has distribution arrangements with Associated Food Stores Inc. in New York, and is currently in negotiation with several national food retailers. Domestic sales and marketing campaign plans are currently being tested on the internet, and on national radio.

TRADEMARKS

        Aqua Vie has no patents or licenses. Aqua Vie has certain trademarked and copy righted names and proprietary secrets as regards the various beverage formulations. It is believed that the various trademarked and copyrighted material are unique to the Company but that replacement identities are available.

PROPERTY

        Aqua Vie maintains its administrative offices at 333 South Main Street, Sun Valley/Ketchum, Idaho 83340 under an annual lease of $7,833 per month for approximately 3,776 square feet.

LITIGATION

        Thomas Gillespie and Joseph J. Wozniak are both party defendants in an action for the payment of approximately $67,000 in legal fees brought by the law firm that was engaged by Mr. Gillespie to obtain the confirmation of the reorganization of the original Aqua Vie Beverage Corporation in bankruptcy court. The law firm was unsuccessful in achieving reorganization confirmation or in the obtaining of the closing of the bankruptcy liquidation sale of the corporate assets held by the bankruptcy court. Mr. Gillespie and Mr. Wozniak have countersued for the refunding of $117,000 paid in fees to the law firm.

MARKET FOR AQUA VIE'S SECURITIES

        Aqua Vie has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rules 504 of Regulation D and Rule 701 of the General Rules and Regulations of the Securities and Exchange Commission. Aqua Vie's common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol AVBC. Aqua Vie did not file a registration statement with the Securities and Exchange Commission and has not been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

        The Company was required to become a reporting company by the close of business on September 1, 1999 or no longer be listed on the OTC Bulletin Board. Aqua Vie effected the merger with Barhill on august 31, 1999 and became a successor issuer thereto in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

        The following table represents the average prices for the Company's common stock:

                  Open           High          Low            Closing
                  Price          Bid           Bid            Bid        Volume
September, 1999   0.50           0.75          0.50           0.516      211,200
August, 1999      1.1562         1.2188        0.2812         0.50       689,000
July, 1999        0.5625         1.2188        0.5625         1.125      208,000
June, 1999        0.875          0.875         0.5312         0.5781     209,400
May, 1999         0.7656         0.875         0.75           0.8125     259,300
December, 1998    0.5312         0.5312        0.1406         0.1406     1,029,300
October, 1998     1.4844         1.56525       1.1719         1.25       110,900
May, 1998         1.875          1.9531        1.7969         1.7969     146,800

MANAGEMENT

Name                         Age             Title
Thomas Gillespie             53              President, Director

Joseph J. Wozniak            61              Vice President, Secretary, Director

        THOMAS GILLESPIE is the founder of Aqua Vie and has served as President, a director and is its controlling shareholder since its formation in 1998. Since 1996, Mr. Gillespie has owned Aqua Vie Advance Corporation. From 1991 to 1997, Mr. Gillespie served in various positions with Aqua Vie Beverage Corporation, the predecessor corporation to the Aqua Vie's subsidiary BEVA Corporation, which was liquidated in bankruptcy in 1997. From 1986 to 1991, Mr. Gillespie was the principal of Kauai Water Company, Kauai, Hawaii. Prior to 1986, Mr. Gillespie founded and served as president of Marketing Design, a retail package design and product development company.

        JOSEPH J. WOZNIAK has served as Vice President, Secretary and a director of Aqua Vie since its formation in 1998. From 1996 to 1997, Mr. Wozniak assisted with the reorganization and bankruptcy of the predecessor Aqua Vie Beverage Corporation. Since 1993, Mr. Wozniak has worked as a consultant for various start up entities assisting in the creation of business plans and corporate organizations and reorganizations.

EXECUTIVE COMPENSATION

        Thomas Gillespie, as president, receives $20,000 per month. The company has been accruing this compensation since November 1, 1998. The financial statements for July 31, 1999 reflect $180,000 has been accrued from November 1, 1998 through July 31, 1999. In addition the financial statements reflect that Mr. Gillespie has an advance due to the company of $50,500 for a net amount due from the company to Mr. Gillespie of $129,500. He has no form of other compensation.

        Joseph J. Wozniak receives $10,000 per month. Mr. Wozniak has a stock earn-out agreement which runs through January 15, 2000.

RELATED TRANSACTIONS

        "A legal dispute exists with the bankruptcy legal counsel who was engaged in the attempt to reorganize the predecessor corporation concerning their legal fees. Two of the Company's officers, Mr. Gillespie, President and CEO and Mr. Wozniak, Vice President-Administration, are being sued personally by the former bankruptcy counsel for the unpaid portion of their fees in the amount of $67,000. Mr. Gillespie and Mr. Wozniak are counter suing in the amount of $117,000 for the fees previously paid. Significant costs have been incurred in defending these suits. These costs are recorded as an expense by the Company as incurred
        From time to time the Company borrows money from its CEO, Thomas Gillespie, and at other times advances money to the CEO. At July, 31, 1999 $50,500 was due to the Company from Mr. Gillespie under this arrangement. This amount is due on demand and carries no interest rate. Also as of that date the Company had accrued and unpaid compensation due Mr. Gillespie of $180,000 for a net amount of $129,500 due to Mr. Gillespie.

RISK FACTORS

        AQUA VIE IS CURRENTLY OPERATING AT A LOSS. Revenues from Aqua Vie's sales to date have not been sufficient to cover the costs of such operations and Aqua Vie has borrowed funds to maintain its operations. Its ability to develop operations is dependent upon its ability to advertise its products and generate sales of its line of flavored spring water products. If Aqua Vie is unable to sell sufficient amount of its flavored spring water products at a sufficiently profitable level, it will need to raise additional capital through the placement of its securities or from other debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that the Company will be able to continue to operate if additional sales cannot be generated.

        AQUA VIE COMMENCED OPERATIONS IN 1998 AND HAS A LIMITED OPERATING HISTORY. Aqua Vie commenced operations in 1998 and has only a limited history of operations which to date have not been profitable. Its operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, reliability and acceptance of the Internet, dependability of its distribution network, and general economic conditions. There is no assurance that Aqua Vie will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

        AQUA VIE'S ISSUED PREFERRED STOCK HAS SUPER MAJORITY VOTING RIGHTS. Aqua Vie has designated 200,000 shares of Series A preferred stock of which 3,897.689 are issued. Each share of Series A preferred stock entitles the holder to 1,924.7 voting rights for an aggregate of approximately 7,501,882 for all Class A shares on all matters on which shareholders are entitled to vote. Aqua Vie has designated 200,000 shares of Series B preferred stock of which approximately 4,987.444 are issued. Each share of Series B preferred stock entitles the holder to 11,548 voting rights for an aggregate of approximately 57,596,001 votes for all Class B shares on all matters on which shareholders are entitled to vote. All the outstanding Class B shares are held by the Brace Foundation of which Thomas Gillespie is one of the beneficiaries and for which he holds all the voting proxies. In addition, Aqua Vie may, without further action or vote by its shareholders, designate and issue additional series or shares of preferred stock.

        The terms of the super majority preferred stock adversely affect the voting power of the holders of the common stock and may in turn reduce the value of the common stock. Such designation and issuance of preferred stock favorable to current management or shareholders makes the possible takeover of the Company or the removal of management of the Company very difficult and discourages hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

        VOTING CONTROL OF AQUA VIE BY PRESIDENT. Thomas Gillespie, founder, President and a director of Aqua Vie, owns and controls beneficially the voting rights ascribed to all the outstanding Series B preferred shares aggregating a total of approximately 57,596,001 votes. Through such voting rights, Thomas Gillespie may control the vote of all matters brought before the shareholders and holders of the common stock may have no power in corporate decisions usually brought before the shareholders for shareholder vote.

        LACK OF CONTINUED DEVELOPMENT OF E-COMMERCE MARKET. The use of the Internet and World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access.

        COMPETITION FROM LARGER AND MORE ESTABLISHED COMPANIES MAY HAMPER MARKETABILITY. The competition in the bottled water industry is intense. There are numerous well-established competitors, including national, regional and local companies possessing substantially greater financial, marketing, personnel and other resources than Aqua Vie. Aqua Vie may not be able to market or sell its products if faced with direct product competition from these larger and more established bottled water companies.

        TRADEMARK PROTECTION AND PROPRIETARY MARKS. Notwithstanding the pending registration of certain trade names with the United States Trademark Office, there is no assurance that Aqua Vie will be able to enforce against use of any of its marks. There is also no assurance that Aqua Vie will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect its marks against infringing use.

        MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE. Aqua Vie's executive officers and directors beneficially own approximately 1.1% of the outstanding common stock of Aqua Vie (not including conversion of any preferred stock), but have voting rights equal to approximately 71.8% of the outstanding vote. As a result, these executive officers are able to exercise controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such control could be to delay or prevent a change of control of Aqua Vie unless the terms are approved by such stockholders.

        ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation as amended of Aqua Vie authorizes the issuance of 120,000,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by Aqua Vie. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

        CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. Aqua Vie's common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol AVBC. Prior to August 31, 1999 Aqua Vie had not filed a registration statement with the Securities and Exchange Commission and had not been a reporting company under the Securities Exchange Act of 1934. The National Association of Securities Dealers (NASD) Market System implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to be registered as a reporting company. The Company was required to become a reporting company by the close of business on September 1, 1999 or no longer be listed on the OTC Bulletin Board. Aqua Vie effected the merger with Barhill and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market. No assurance can be given that an active trading market in the Company's securities will be sustained if it is able to retain its listed status.

        PENNY STOCK REGULATION. The Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

        COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the timely delivery of supplies which deliveries and production of bottled water may be delayed or canceled because of such Year 2000 problem computer failures. The Company does not know what steps, if any, have been taken by any of its suppliers or bottlers or their suppliers in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its suppliers were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the company, its bottlers, or suppliers or any of their suppliers will continue uninterrupted.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Aqua Vie Beverage Corporation, the predecessor corporation of the Company's subsidiary BEVA Corporation, was incorporated in the state of Delaware on March 30, 1990 as the JIB Group, Inc. and changed its name on January 22, 1991 to Aqua Vie Beverage Corporation. The original Aqua Vie Beverage Corporation was placed into involuntary Chapter 11 bankruptcy in January 1995 as a move in a hostile takeover attempt and a trustee was assigned. From January 1995 to November 1996, Mr. Gillespie attempted to reorganize the original Aqua Vie Beverage Corporation and regain management control. This was not effected and in early November 1996 it was decided and agreed to with the trustee to acquire the assets, and the corporate shell through a bankruptcy liquidation sale. In September 1997, a bill of sale was obtained from the bankruptcy trustee and the assets were purchased. Subsequently a reorganization was effected pursuant to a merger under Section 251(g) of the Delaware General Business Corporation Law in October 1998. Except for the time under control of the bankruptcy trustee, Mr. Gillespie was the chief executive officer of the original Aqua Vie Beverage Corporation.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5. OTHER EVENTS

        Successor Issuer Election.

        Upon effect of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Aqua Vie became the successor issuer to Barhill Acquisition Corporation for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective September 1, 1999.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        Not applicable.

ITEM 7. FINANCIAL STATEMENTS

        The financial statements of Aqua Vie for the fiscal year ending July 31, 1999 are included herein.

                         AQUA VIE BEVERAGE CORPORATION
                         (A Development Stage Company)

                              FINANCIAL STATEMENTS

                             JULY 31, 1999 AND 1998

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Aqua Vie Beverage Corporation
Ketchum, ID

     I have audited the accompanying balance sheets of Aqua Vie Beverage Corporation (a development stage company) as of July 31, 1999 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended, and the cumulative amounts from Inception (August 1, 1997) through July 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aqua Vie Beverage Corporation as of July 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, and the cumulative amounts from Inception (August 1, 1997) through July 31, 1999 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Aqua Vie Beverage Corporation will continue as a going concern. The Company's negative working capital and losses during its development stage raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



W. Alan Jorgensen
Certified Public Accountant



October 12, 1999
Seattle, Washington

AQUA VIE BEVERAGE CORPORATION
(A Development Stage Company)
BALANCE SHEETS

                                                                      JULY 31,
                                                            -----------------------------
ASSETS                                                         1999               1998
                                                            -----------         ---------
CURRENT ASSETS
Cash and cash equivalents                                   $    27,298         $   5,427
Advances to shareholder                                          50,505            92,921
Prepaid expenses and deposits                                   136,183
                                                            -----------         ---------

Total current assets                                            213,986            98,348

Equipment                                                        74,541                --

Intangibles (net of $9,750 amortization)                         87,750
                                                            -----------         ---------

TOTAL ASSETS                                                $   376,277         $  98,348
                                                            ===========         =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable                                            $   248,736         $   6,680
Notes Payable                                                   404,000           144,000
Accrued expenses                                                224,302                --
                                                            -----------         ---------

TOTAL CURRENT LIABILITIES                                       877,038           150,680
                                                            -----------         ---------

Commitments and Contingencies                                        --                --

STOCKHOLDERS' DEFICIT
Preferred stock: $0.001 par value (authorized),
issued and outstanding:                                              --                --
  Series A (200,000), outstanding: 3,897 shares                       4
  Series B (200,000), outstanding: 4,987 shares                       5
  Series C (10,000), outstanding: none                               --                --
Common stock: 50,000,000 shares, $0.001 par, authorized
  Issued and outstanding: 22,741,664 and 2,458,007               22,741             2,458
Additional Paid in Capital                                    1,293,348           190,292
  Notes receivable for stock                                    (10,000)          (10,000)

Deficit accumulated during the development stage             (1,806,859)         (235,082)
                                                            -----------         ---------
TOTAL STOCKHOLDERS' DEFICIT                                    (500,761)          (52,332)
                                                            -----------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $   376,277         $  98,348
                                                            ===========         =========

See accompanying notes to the financial statements.

AQUA VIE BEVERAGE CORPORATION.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

                                                                  AUGUST 1, 1997
                                                                   (INCEPTION)
                                                                   TO JULY 31,
                                   1999             1998              1999
                                -----------      -----------       -----------

REVENUES                        $    16,433      $       582       $    17,015

EXPENSES
Promotion and Advertising           755,583          107,897           863,480
General and administrative          629,283           94,650           723,933
Legal and accounting                193,594           33,117           226,711
Amortization                          9,750                              9,750
                                -----------      -----------       -----------
TOTAL EXPENSES                    1,588,210          235,664         1,823,874

Loss from operations            $(1,571,777)     $  (235,082)      $(1,806,859)
                                ===========      ===========       ===========

Loss per share                  $     (0.11)     $     (0.03)      $     (0.16)
                                ===========      ===========       ===========


Weighted average number of
  shares outstanding:            14,044,036        8,754,657        11,399,347
                                ===========      ===========       ===========

See accompanying notes to the financial statements.

AQUA VIE BEVERAGE CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

                                                                                    FROM AUGUST 1, 1997
                                                             YEAR ENDED                 (INCEPTION)
                                                              JULY 31,                  TO JULY 31,
                                                        1999             1998              1999
                                                    -----------       -----------       -----------
OPERATING ACTIVITIES
Net loss                                            $(1,571,777)      $  (235,082)      $(1,806,859)
ADJUSTMENTS TO RECONCILE NET LOSS
TO NET CASH USED BY OPERATING ACTIVITY
  Depreciation and amortization                           9,750                --             9,750
  Accrued compensation                                  180,000                --           180,000
CHANGES IN OPERATING ASSETS AND LIABILITIES
  (Inc) Decr in amount advances to shareholder           42,416           (92,921)          (50,505)
  Accounts payable                                      242,055             6,680           248,735
  Accrued expenses                                       44,302                              44,302
  Increase in prepaid expenses                         (136,183)               --          (136,183)
                                                    -----------       -----------       -----------
NET CASH USED BY OPERATING ACTIVITIES                (1,189,437)         (321,323)       (1,510,760)
INVESTING ACTIVITIES
  Purchases of equipment                                (74,541)               --                --
                                                    -----------       -----------       -----------
NET CASH USED BY INVESTING ACTIVITIES                   (74,541)               --           (74,541)
FINANCING ACTIVITIES
  Proceeds from sale of common stock                  1,025,849           182,750         1,208,599
  Proceeds from notes payable                           260,000           144,000           404,000
NET CASH PROVIDED BY FINANCING ACTIVITIES             1,285,849           326,750         1,612,599
                                                    -----------       -----------       -----------
  Increase (Decrease) in cash                            21,871             5,427            27,298
  Beginning of period                                     5,427                --                --
                                                    -----------       -----------       -----------
END OF PERIOD                                       $    27,298       $     5,427       $    27,298
                                                    ===========       ===========       ===========

Corporate income taxes paid                         $        --       $        --
Interest paid                                                --       $    38,375

NON CASH TRANSACTIONS:
Common shares issued for a note receivable                            $    10,000

1,496 Series B preferred shares were
  issued for assets                                 $    97,500

See accompanying notes to the financial statements.

AQUA VIE BEVERAGE CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT

                                                       SERIES A       SERIES B
                                                      PREFERRED       PREFERRED        COMMON STOCK         APIC
                                              PER   --------------  --------------   ------------------  ----------
                                             SHARE  SHARES  AMOUNT  SHARES  AMOUNT    SHARES    AMOUNT     AMOUNT
BEGINNING BALANCES
Note Receivable for shares
Shares issued for cash                       0.07              $               $     2,458,007  $ 2,458  $  190,292

Net Loss for year ended July 31, 1998

                                                     -----     ---   -----     ---  ----------  -------  ----------
BALANCES AT JULY 31, 1998                               --      --      --      --   2,458,007  $ 2,458  $  190,292
                                                     -----     ---   -----     ---  ----------  -------  ----------

Issued for cash to founders Oct. 14, 1998    0.001                                   9,991,876    9,992      98,815
Issued for assets Oct. 14, 1998             65.17                    1,496       2                           97,498
Issued to founders Oct. 14, 1998             0.001                   3,491       3
Issued to founders Oct. 14, 1998             0.001   4,343       4
Issued for cash (Nov.-Mar. 1999)             0.10                                    9,484,640    9,484     907,550
Conversion of pref. (1,813.8 common
  share for each preferred share -- in July)          (446)                            807,141      807        (807)
Repayment of related party receivables
Net Loss for year ended July 31, 1999
                                                     -----     ---   -----     ---  ----------  -------  ----------

BALANCES AT JULY 31, 1999                            3,897     $ 4   4,987     $ 5  22,741,664  $22,741  $1,293,348
                                                     =====     ===   =====     ===  ==========  =======  ==========


                                                         NOTE         DEFICIT
                                              PER     RECEIVABLE      DURING
                                             SHARE    FOR SHARES   DEVELOP.STAGE   TOTALS
BEGINNING BALANCES
Note Receivable for shares                             $(10,000)                     (10,000)
Shares issued for cash                       0.07                                    192,750

Net Loss for year ended July 31, 1998                              $  (235,082)     (235,082)

                                                       ---------   -----------   -----------
BALANCES AT JULY 31, 1998                              $(10,000)   $  (235,082)  $   (52,332)
                                                       ---------   -----------   -----------

Issued for cash to founders Oct. 14, 1998    0.001                                   108,807
Issued for assets Oct. 14, 1998              65.17                                    97,500
Issued to founders Oct. 14, 1998             0.001                                         3
Issued to founders Oct. 14, 1998             0.001                                         4
Issued for cash (Nov.-Mar. 1999)             0.10                                    917,034
Conversion of pref. (1,813.8 common                                                       --
  share for each preferred share -- in July)
Repayment of related party receivables                                                    --
Net Loss for year ended July 31, 1999                               (1,571,777)   (1,571,777)
                                                       --------    -----------   -----------

BALANCES AT JULY 31, 1999                              $(10,000)   $(1,806,859)  $  (500,761)
                                                       ========    ===========   ===========

All common share amounts reflect a 1 for 5 reverse stock split effected on November 13, 1998.

See accompanying notes to the financial statements

AQUA VIE BEVERAGE CORPORATION
Notes to the Financial Statements

NOTE 1   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION Aqua Vie Beverage Corporation ("The Company") was incorporated on July 31, 1998 in the state of Delaware, however, organizational activity began prior to that time. The Company's principal assets, acquired through a bankruptcy court ordered liquidation of the predecessor, included, among other things, the trade name, beverage formulae and the public company status. Subsequently, these assets were acquired by the issuance of Series B preferred stock. The Company's business activities have been financed primarily through the issuance of equity securities, outside loans, and loans from shareholders.

Though the Company's operations have begun, it has yet to achieve significant sales from its planned business operations and is therefore considered to be in the developmental stage. The Company's principal products include low calorie, all natural, non-preservative, lightly flavored bottled water. Management plans and believes its products will be marketed nationally and internationally.

As part of the Company's organization, the shareholders of the predecessor corporation were included as part of the new equity ownership.

GOING CONCERN The Company's ability to continue and become a going concern is dependent upon its success in establishing distributors and markets for its primary developed and market tested product line, and acquiring adequate financing. Management's plans include expenditures for advertising, inventory production and establishing a distribution network. Management expects to finance its initial operations through private and public offerings of its common equity securities.

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS The Company considers, and the financial statements reflect, all highly liquid short-term investments with original maturity of three months or less as cash.

DEPRECIATION AND AMORTIZATION. The Company's equipment was acquired in July 1999, and no depreciation has been taken for 1999. Intangible assets are amortized over 10 years.

COST OF ISSUING COMMON STOCK During fiscal 1999, the Company offered and sold $1,000,000 of common stock pursuant to an exemption from registration from the 1933 Securities Act (Rule 504). The cost incurred in connection with this offering, about $92,000, is accounted for as a reduction of paid in capital.

INCOME TAXES Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances have been established to reduce tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in net deferred tax assets and liabilities.

NET LOSS PER COMMON SHARE Net loss per common share is computed based on the weighted average number of common shares and common share equivalents outstanding. When dilutive, stock options are included as common share equivalents using the treasury stock method.

There was no difference between basic and fully diluted earnings per share for all periods presented.

                                                                        (Cont'd)

NOTE 2   NET OPERATING LOSS CARRY FORWARD

The Company acquired, as part of the assets purchased in the bankruptcy liquidation sale, the predecessor company's net operating loss carry forward
(NOL) in the approximate amount of $15 million. A valuation allowance has been established so that no value is reflected at the balance sheet dates for any deferred tax benefit. The value, if any, of the NOL will depend upon a number of unknowns, including, among others, attaining profitable operations and other tax law issues related to the acquisition of the NOL from the Company's predecessor. The aggregate net operating loss carry forwards for federal income tax purposes which are available to offset future taxable income expire beginning in 2001.

NOTE 3   STOCK BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), which addresses the accounting for stock-based compensation arrangements. SFAS 123 permits a company to choose either a new fair-value-based method or the current APB Opinion 25 intrinsic-value-based method of accounting for stock-option-based compensation arrangements. The Company has adopted SFAS 123 for the year ending July 31, 1998 and thereafter. Management will continue to record stock-based compensation using current APB Opinion 25 intrinsic-value-based method and, therefore, believes adoption of SFAS 123 does not have a material impact on the Company's financial position and results of operations.

During fiscal 1998 and 1999 there were no options issued to purchase shares of restricted rule 144 stock.

NOTE 4   RELATED PARTY TRANSACTIONS

A legal dispute exists with the bankruptcy legal counsel who was engaged in the attempt to reorganize the predecessor corporation concerning their legal fees. Two of the Company's officers (CEO and Vice President of Administration) are being sued personally by the former bankruptcy counsel for the unpaid portion of their fees. Significant costs have been incurred in defending these suits. These costs are recorded as an expense by the Company in the period the costs are incurred.

NOTES RECEIVABLE FROM STOCKHOLDERS The Company has issued common shares in return for a note receivable from a stockholder. This notes receivable has been accounted for as a reduction of stockholders equity.

ADVANCES TO OFFICER. From time to time the Company borrows money from its CEO, Thomas Gillespie, and at other times lends money to the CEO. At July 31, 1999, and 1998, $50,505 and $92,921 were owed to the Company under this arrangement. This amount is due on demand and carries no interest rate.

NOTE 5  COMMON STOCK

COMMON STOCK WARRANTS The company has issued and outstanding the following two coupled warrants wherein a warrant holder holds one of each of them on a unit basis: 1) A one year $1.75/restricted share warrant with a commencement date of October 14, 1998 and an expiration date of October 13, 1999 in the amount of 4,800 shares for a total for this class of warrant of 172,800 shares; and 2) A two year $2.50/restricted share warrant with a commencement date of October 14, 1998 and an expiration date of October 13, 2000 in the amount of 4,800 shares for an aggregate of 172,800 shares for this class. The two classes of these warrants total 345,600 shares.

Subsequent to July 31, 1999 1,764,928 additional shares of common stock have been issued pursuant to exemptions from registration under the Securities Act of 1933

The Company, on July 23, 1999, made a Short Term Warrant Exercise offer that expired at the close of business on August 3, 1999 where the warrant holder could purchase the underlying restricted shares for $0.9375 each and receive a replacement warrant with the same terms. 4,800 shares were issued by exercise of warrants under this offer.

All per share amounts presented in the financial statements reflect a 1:5 reverse stock split effected November 13, 1998.

                                                                        (Cont'd)

CHANGE IN AUTHORIZED COMMON SHARE INCREASE On August 31, 1999, in connection with the merger-acquisition of Barhill, the authorized common stock was increased from 50,000,000 to 120,000,000 common shares. There was no change made to any other class of stock. See Subsequent Events note to the financial statements.

WARRANTS TO PURCHASE COMMONS SHARES On October 8, 1999 the warrants to purchase 4,800 shares of common stock for $1.75 were extended to expire on March 31, 2000.

NOTE 6   PREFERRED STOCK

The Board of Directors has the authority, without further stockholder action, to determine the preferences, limitations, and relative rights of the preferred stock, subject to the requirements on the Delaware Business Corporation Act.

PREFERRED SERIES A, B AND C STOCK TERMS SUMMARY The company has authorized and issued preferred stock convertible into the common stock of the company. The following is a summary of the preferred stock as issued and the applicable terms.

Number of Preferred shares Authorized and Outstanding per each series:

                   AUTHORIZED    OUTSTANDING
                   ----------    -----------
     Series A       200,000          3,898
     Series B       200,000          4,987
     Series C        10,000          (none)


Current Total Conversion to Common based on the current rate of 1,814 common shares per preferred (See "Change in conversion ratio below:

                   OUTSTANDING              TOTAL COMMON
                   -----------              ------------
     Series A         3,898                   7,069,628
     Series B         4,987                   9,046,226
     Series C         (N.A.)                      (N.A.)
                      -----                  ----------
         Totals       9,330                  16,115,854


The Preferred Series B shares have two provisions that are different from the Preferred Series A and C. Each outstanding share of Series B Preferred is entitled to a vote on all shareholder matters equal to 6,000 Common Shares or the adjusted conversion amount if it exceeds 6,000 per share. Each share of Series B Preferred has an Adjustment Based on Market Success provision. If the common shares have a market price in excess of $5.00, but not greater than $17.50 per share, then each Preferred B share is entitled to additional conversion shares to common based on a pro-rata formula which reflects increased market value of the common stock.

All Preferred Series A, B and C shares have a basic conversion rate of 1,000 shares of common stock for every share of preferred. The Series A & B Preferred, however, have a conversion adjustment provision based on any subsequent sales or placement of Common Stock at a per share price below $1.65/ share. The current conversion rate of 1,813.8 common shares per preferred share outstanding resulted from the $1,000,000 placement of common stock during fiscal 1999.

The following are the terms common to all of the Preferred Series of stock with any variation between preferred series noted:

     1.   Right to preferential dividends before common;

     2.   Liquidation Rights of each Preferred share before common; and

     3.   Merger, Consolidation right of each preferred share before common.

In each of the above three provisions, the following are what each outstanding preferred share is entitled to per that provision: (a) Series A: up to $300.00,
(b) Series B: up to $6.00, and (c) Series C: up to $0.25.

                                                                        (Cont'd)

VOTING RIGHTS All Series A & C Preferred shares have the right to vote based on their conversion rights to common shares.

CONVERSION FEATURES All Series A, B & C Preferred shares outstanding have the right to convert per their conversion provisions subject to authorized common stock being available. The Company can elect to convert all preferred under certain stated limited events occurring. Holders of Preferred Series A and B shares have the right to:

Convert 5% of their shares to common stock after holding 12 months. Convert an additional 10% of their shares to common stock after holding 24 months. Convert all of their shares to common stock held after holding 36 months

The Series Preferred C have the right to convert after 180 days from the date of issue.

All Series A, B & C Preferred shares contain standard terms relative to Adjustment for Stock Splits and Combinations, Reorganizations, Mergers, and Consolidations or Sales of Assets, Registration of Stock Issued Upon Conversion, and Registration Rights.

CHANGE IN CONVERSION RATIO Subsequent to July 31, 1999, 1,502,500 shares of common stock where issued to certain officers, directors, control persons, consultants and investors pursuant to an exemption from registration under the 1933 Securities Act. This issuance triggered an additional adjustment for rate of conversion of preferred to common shares, from 1,814 to 1,925. After this change, total shares of common stock for the preferred stock outstanding, if all were converted, would be as follows.

                       Outstanding                Total Common
                       -----------                ------------
     Series A             3,898                     7,501,882
     Series B             4,987                     9,599,333
     Series C             (N.A.)                        (N.A.)
                          -----                     ---------
      Total               9,330                    17,101,215


The Series A preferred shares were reduced on October 12, 1999 by 84 shares.

On August 31, 1999 the Series B Preferred "Adjustment Based on Market Success" provision, which applies if the common shares shall have a market price in excess of a set amount was changed to $2.00 but not greater than $12.00 per share. Under this provision each Preferred B share is entitled to additional conversion shares to common based on a pro-rata formula which reflects increased market value of the common stock.

NOTE 7   NOTES PAYABLE

At July 31, 1999 the Company had two forms of debt instruments outstanding. The first was a series of notes payable incurred in early 1998 to facilitate and fund the initial test production run and were to be for a period of six months ending in about October 1998 with an interest rate of 24% with interest prepaid for the six month period. The other debt instrument is an unsecured three year convertible debenture commencing as of July 26, 1999 in the amount of $260,000 at July 31, 1999. The terms of this convertible debenture includes interest at the rate of 8% paid quarterly and convertible after one year into common stock of the Company at the rate of $0.40 common share.

NOTE 8   INCOME TAXES

Deferred tax assets primarily consist of net operating loss carry forwards as the Company has not generated taxable income since inception. There are no significant deferred tax liabilities. A valuation allowance has been established to reduce the deferred tax assets to zero as a result of the development stage of the Company and its recurring losses. Differences between the cumulative net loss for financial reporting purposes and that available for income tax purposes arise primarily as a result of nondeductible expenditures paid by the issuance of securities and capitalized start up costs.

                                                                        (Cont'd)

NOTE 9   FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash, receivables, accounts payable, notes payable and receivables from stockholders and related parties. Except for notes receivable from stockholders and loans from stockholders, the Company believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing market rates. It is not practicable to estimate the fair value of notes receivable from stockholders and loans from stockholders, due primarily to the uncertainty surrounding the timing of cash flows.

NOTE 10 COMMITMENTS AND CONTINGENCIES (Also see Related Party Transaction note above).

OFFICE LEASE The Company maintains its administrative offices at 333 South Main Street Sun Valley/Ketchum, Idaho 83340 under an annual lease of $7,833 per month for approximately 3,776 square feet. The term of the lease expires November 2001 with an option to renew for three years. The CEO, Thomas Gillespie, has personally guaranteed the lease. Minimum lease payments for fiscal 2000 total $93,996; and $86,163 through November 1, 2001. In addition the Company leases two autos. The leases on the automobiles are for five years. The minimum lease payments remaining for the automobiles are:

              for fiscal year ended July 31,
                  2000 ------ $13,554
                  2001 ------ $13,554
                  2002 ------ $13,554
                  2003 ------ $11,295

YEAR 2000 ISSUE The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when data using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. Management believes that at the Company's present and anticipated level of business activity, that the Year 2000 Issue will not have an impact on its operations for the foreseeable future.

NOTE 11   SUBSEQUENT EVENTS

MERGER ACQUISITION On August 31, 1999 the Company acquired by merger the Barhill Acquisition Corporation ("Barhill") and elected to adopt their successor SEC reporting status. The Company paid the transaction costs of acquisition and initial filing in the amount of $100,000, and issued 250,000 common shares restricted for one year to the then current shareholders of Barhill. Barhill has only nominal assets and liabilities and no operations.

ITEM 8. CHANGE IN FISCAL YEAR

        The successor issuer is adopting a fiscal year end of July 31. The Company will file a transitional annual report as required.

EXHIBITS

1.1 Agreement and Plan of Merger and amendment thereto between Barhill Acquisition Corporation and Aqua Vie Beverage Corporation was previously filed and is incorporated in its entirety by reference to that previous filing.

1.2 The original unamended Certificate of Incorporation of Aqua Vie Beverage Corporation-H was previously filed and is incorporated in its entirety by reference to that previous filing.

23.1 Consent of Certified Public Accountant

27.1 Financial Data Schedule

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AQUA VIE BEVERAGE CORPORATION

                                            By /s/ Thomas Gillespie
                                              ----------------------------------
                                              President, Director

Date: October 28, 1999